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                                                                      Exhibit 21

Subsidiaries of Adams Respiratory Therapeutics, Inc.

Name:                       State of Incorporation:     Doing Business As:

Adams Respiratory                                       Adams Respiratory
Therapeutics Commercial                                 Therapeutics Commercial
Operations, Inc.            Delaware                    Operations, Inc.


Adams Respiratory                                       Adams Respiratory
Therapeutics Products,      Delaware                    Therapeutics Products,
Inc.                                                    Inc.